EXHIBIT 99.1



                         HEARST-ARGYLE TELEVISION, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN



The Company wishes to attract employees to the Company and its Subsidiaries and to induce employees to remain with the Company and its Subsidiaries, and to encourage them to increase their efforts to make the Company's business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Plan is designed to provide equity-based incentives to the eligible employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly.

1.       Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

"Common Stock" means the Series A Common Stock, par value $0.01 per share, of the Company.

"Company" means Hearst-Argyle Television, Inc., a Delaware corporation.

"Effective Date" means March 1, 1999.

"Eligible Compensation" for any pay period means, unless otherwise determined by the Committee, the gross amount of base salary, incentive compensation, overtime, bonuses, and other regular payments, with respect to which net amounts are actually paid in cash in such pay period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, deferred compensation or other non-cash or non-regular payments, unless otherwise determined by the Committee.

"Eligible Employee" means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

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"Investment Date" means the Friday coincident with or immediately  preceding the
15th day of each calendar month.

"Participating Employee" means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 6.

"Payroll Account" means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

"Plan" means this Hearst-Argyle Television, Inc. 1998 Employee Stock Purchase Plan, as it may from time to time be amended.

"Plan Year" means the calendar year.

"Shares" means shares of Common Stock.

"Stock Account" means a brokerage account as contemplated by Section 8.

"Subsidiary" means any corporation that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code.

2.       Shares Reserved for the Plan

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 5,000,000 Shares, subject to adjustment as provided in Section 12. Shares subject to the Plan may be Shares now or hereafter authorized but unused, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3.       Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors each of whom is a "non-employee director" within the terms of Rule 16b-3 promulgated under the Exchange and at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of
Section 162(m) of the Code is sought with respect to Options), shall qualify as "outside directors" for purposes of Section 162(m) of the Code. To the extent that the Compensation Committee of the Board of Directors satisfies the foregoing requirements, the Board of Directors may designate such Compensation Committee to act as the Committee hereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

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The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

4.       Eligible Employees.

All employees of the Company and each Subsidiary designated for participation herein by the Committee shall be eligible to participate in the Plan, provided that each of such employees:

         (i) is not in a group of highly compensated employees which, as contemplated by Section 423(b)(4)(D) of the Code, has been designated by the Committee as being ineligible to participate in the Plan;

         (ii) has been employed by the Company or any Subsidiary (or any predecessor thereof) for a period of at least one year (continuous or otherwise) prior to the Plan Year during which participation is to commence;

         (iii) does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary; and

         (iv) customarily works more than 20 hours per week;

         (v) customarily works more than five months in a year;

provided, that, notwithstanding the foregoing, the employment of an employee of a Subsidiary which ceases to be a Subsidiary shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).

The Committee may establish special rules with respect to those employees who first satisfy (iv) or (v) above after they have already satisfied the other requirements established by this Section 4 (with additional special rules to apply in the discretion of the Committee in the case of employees with two years of service with the Company at such time).

Prior service with Pulitzer Publishing Company and Kelly Broadcasting Company and their subsidiaries shall be taken into account hereunder as service for the Company for those employees employed thereby immediately before their being affiliated with the Company and thereby or by the Company at the time of such affiliation. The Committee may establish special rules with respect to the eligibility of and the prior service credit for employees of other companies which become affiliated with the Company prior to the Effective Date or during a Plan Year.

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5.       Election to Participate and Payroll Deductions.

Each Eligible Employee may elect to participate in the Plan during the enrollment period immediately prior to the beginning of a Plan Year (or in the case of the 1998 Plan Year, in the enrollment period preceding the effective date of the Plan). Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.). Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose.

If so provided by the Committee, unless he or she elects otherwise during the Enrollment Period for the Plan Year, an Eligible Employee who is a Participating Employee on the day before a Plan Year commences will be deemed (i) to have elected to participate in such Plan Year and (ii) to have authorized the same percentage payroll deduction for such Plan Year as in effect for such employee on the day before such Plan Year commences.

Each Participating Employee may, by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee, cancel his or her election to participate in the Plan and in such case the entire balance in the Payroll Account of such Participating Employee shall be repaid to such Participating Employee as promptly as practicable.

A Participating Employee who ceases to participate in a Plan Year shall not again be eligible to participate during such Plan Year but, may elect to participate in a subsequent Plan Year, if then eligible. A Participating Employee may at any time during the Plan Year (but not more than four times) decrease his or her payroll deductions by filing the required form with the Company, which decrease shall become effective with the first pay period of the first succeeding calendar month to which it may be practicably applied.

6.       Limitation of Number of Shares That an Employee May Purchase.

No right to purchase Shares under the Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries (as defined for purposes of Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted, which for purposes of the Plan, is deemed to be the Investment Date) for each calendar year in which the right is outstanding at any time.

7.       Purchase Price.

The purchase price for each Share shall be 85% of the Fair Market Value of such Share on the Investment Date.

8.       Method of Purchase.

As of each Investment Date, each Participating Employee shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.


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


All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. For so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee's Stock Account, and will be automatically reinvested in whole and fractional Shares, unless the Participating Employee elects not to have such dividends reinvested. Notwithstanding the foregoing, in the discretion of the Committee, fractional Shares shall not be purchased hereunder, and any remaining cash in a Participating Employee's Payroll Account resulting from such failure to invest in fractional Shares shall be returned to the Participating Employee as soon as practicable. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

9.       Title of Stock Accounts.

Each Stock Account may be in the name of the Participating Employee or, if permitted by the Committee and the Participating Employee so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in common with another person without right of survivorship. In the event that a Participating Employee directs that his or her Shares be transferred from the applicable Stock Account, any fractional Shares in the Participating Employee's Stock Account shall be paid in cash in accordance with the generally applicable rules and procedures of the brokerage firm maintaining the Stock Accounts.

10.      Rights as a Stockholder.

At the time funds from a Participating Employee's Payroll Account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

11.      Rights Not Transferable.
Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12.      Adjustment in Case of Changes Affecting Common Stock.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees' rights substantially proportionate to the rights existing prior to such event, and to


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



maintain the continuing availability of Shares under Section 2 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and
(z) the number and kind of shares available under Section 2. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a "Triggering Event"), then, in the discretion of the Committee, (i) the balance in the Participating Employee's Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan,
(ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Investment Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13.      Termination of Employment.

In the event of a Participating Employee's termination of employment during a Plan Year (regardless of the reason therefor and regardless of the party initiating the termination), the balance in the Participating Employee's Payroll Account not theretofore invested, shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date.

14.      Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the holders of Common Stock, the Plan to fail to comply with

               (i) the  requirements  for  employee  stock  purchase  plans as defined in Section 423 of the Code; or

               (ii) any other requirement of applicable law or regulation;

unless and until the approval of the holders of the applicable Common Stock is obtained. No amendment of the Plan shall alter or impair any rights outstanding at the time of the such amendment to purchase Shares pursuant to any offer hereunder.

15.      Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:


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

                  (i) on the Investment Date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

                  (ii) at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of the such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

16.      Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company's obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

17.      Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18.      Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participating Employee prior to the expiration of two years from the Investment Date on which such Shares are purchased, or in any other disqualifying disposition within the meaning of
Section 422 of the Code, such Participating Employee shall notify the Company in


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writing  as soon  as  practicable  thereafter  of the  date  and  terms  of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

19.      Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this
Section 19.

20.      Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

21.      No Right to Continued Employment.

The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

22.      Captions.
The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

23.      Effective Date of the Plan.

The Plan shall be effective as of the Effective Date. If the Plan is not approved by a vote of the holders of a majority of the total outstanding Common Stock within one year following the Effective Date, the Committee shall be authorized to take such action as it may deem appropriate in light of any failure of the Plan to satisfy Section 423 of the Code.

24.      Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE.



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